RIGHTS AGREEMENT

BY AND BETWEEN

SWK HOLDINGS CORPORATION

AND

COMPUTERSHARE TRUST COMPANY, N.A.,

AS RIGHTS AGENT

DATED AS OF APRIL 8, 2016

Exhibits

EXHIBIT A	-	Form of Certificate of Designation of Series A Junior Participating Preferred Stock
EXHIBIT B	-	Form of Right Certificate
EXHIBIT C	-	Summary of Rights to Purchase Preferred Stock

RIGHTS AGREEMENT

This RIGHTS AGREEMENT, dated as of April 8, 2016 (this “Agreement”), is made and entered into by and between SWK Holdings Corporation, a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent.

RECITAL

WHEREAS, as of April 8, 2016, the Board of Directors of the Company authorized and declared a dividend distribution of one right (a “Right”) for each share of Common Stock, par value $0.001 per share, of the Company (a “Common Share”) outstanding as of the Close of Business (as hereinafter defined) on April 18, 2016 (the “Record Date”), each Right initially representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), on the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the third anniversary of the Record Date or as provided in Section 22;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.       Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)        “Acquiring Person” means any Person (other than the Company, any Related Person or any Exempt Person) who or which, together with all Affiliates and Associates of such Person, the Board of Directors of the Company knows to be the Beneficial Owner of 4.9% or more (but less than 50%) of the then-outstanding Common Shares; provided, however, that (i) any Person who would otherwise qualify as an Acquiring Person as of the Close of Business on April 8, 2016 or any Person who has ceased to be an Exempt Person as of a particular date by determination of the Company’s Board of Directors will not be deemed to be an Acquiring Person for any purpose of this Agreement on and after such date unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes, to the knowledge of the Board, the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who the Board of Directors of the Company knows to be the Beneficial Owner of any Common Shares thereafter becomes, to the knowledge of the Board of Directors of the Company, an Affiliate or Associate of such Person (such percentage subject to downward adjustment if the Company’s Board of Directors, in its sole discretion, determines that such percentage increase will jeopardize or endanger the availability to the Company of its NOLs), provided that the foregoing exclusion shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and Associates of such Person, ceases to Beneficially Own 4.9% or more of the then-outstanding Common Shares and (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes, to the knowledge of the Board of Directors of the Company, the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of any Common Shares thereafter becomes, to the knowledge of the Board of Directors, an Affiliate or Associate of such Person. Notwithstanding the foregoing, the Board of Directors of the Company may, in its discretion, determine that a Person shall not be deemed to be an Acquiring Person for purposes hereof for a period of up to five Business Days after the Board of Directors of the Company shall have first received actual notice of the change of Beneficial Ownership described in the preceding sentence. Any knowledge of the Board of Directors of the Company referred to in this paragraph as to the Beneficial Ownership of any Person may be based on filings with the SEC and other public statements or disclosures by such Person, and the Board of Directors shall not have any duty to make any further inquiry into the accuracy of such filings, statements and disclosures.

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(b)       “Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (other than a Related Person or an Exempt Person) whose Common Shares would be deemed constructively owned by such first Person pursuant to the provisions of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision or replacement provision, provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company.

(c)       A Person will be deemed the “Beneficial Owner” of, and to “Beneficially Own,” any securities:

(i)       the beneficial ownership of which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

(ii)       which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

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(iii)       of which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company; provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this Section 1(c) will cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Directors of the Company may determine in any specific case. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(c), a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” or have “beneficial ownership” of, and securities which such Person would be deemed to constructively own pursuant to Section 382 of the Code, or any successor provision or replacement provision.

(d)       “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York or New Jersey are authorized or obligated by law or executive order to close.

(e)        “Carlson” shall mean Carlson Capital, L.P., a Delaware limited partnership.

(f)        “Close of Business” on any given date means 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., Eastern time, on the next succeeding Business Day.

(g)        “Common Shares” when used with reference to the Company means the shares of Common Stock, par value $0.001 per share, of the Company; provided, however, that if the Company is the continuing or surviving corporation in a transaction described in Section 13(a)(ii), “Common Shares” when used with reference to the Company means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of the Company. “Common Shares” when used with reference to any corporation or other legal entity other than the Company, including an Issuer, means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of such corporation or other legal entity.

(h)	“Company” means SWK Holdings Corporation, a Delaware corporation.

(i)        “Distribution Date” means the Close of Business on the tenth calendar day following the Share Acquisition Date.

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(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)       “Exempt Person” means a Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Shares will not, as determined by the Company’s Board of Directors in its sole discretion, jeopardize or endanger the availability to the Company of its NOLs, provided, however, that such a Person will cease to be an “Exempt Person” if the Board of Directors makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) upon the availability to the Company of its NOLs; and provided further that Carlson and its Affiliates and Associates shall each be considered an Exempt Person at all times, unless and until their collective Beneficial Ownership of the then-outstanding Common Shares constitutes more than 76% of the then-outstanding Common Shares (with the definition of Common Shares for purposes of this proviso being deemed to include Common Shares that a Person has the right to acquire, whether or not such right is exercisable immediately).

(l)       “Expiration Date” means the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 and (iii) the time at which all exercisable Rights are exchanged as provided in Section 24.

(m)	“Final Expiration Date” means April 8, 2019.

(n)	“Flip-in Event” means any Person becoming an Acquiring Person.

(o)       “Flip-over Event” means any event described in clauses (i), (ii) or (iii) of Section 13(a).

(p)	“Issuer” has the meaning set forth in Section 13(b).

(q)	“Nasdaq” means The Nasdaq Stock Market.

(r)	“NOLs” means the Company’s net operating loss carryforwards.

(s)       “Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

(t)       “Preferred Shares” means shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation of Series A Junior Participating Preferred Stock attached as Exhibit A.

(u)       “Purchase Price” means initially $50.00 per one one-hundredth of a Preferred Share, subject to adjustment from time to time as provided in this Agreement.

(v)	“Record Date” has the meaning set forth in the Recital to this Agreement.

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(w)        “Redemption Price” means $0.0001 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.

(x)        “Related Person” means (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan.

(y)	“Right” has the meaning set forth in the Recitals to this Agreement.

(z)         “Right Certificates” means certificates evidencing the Rights, in substantially the form attached as Exhibit B.

(aa)       “Rights Agent” means Computershare Trust Company, N.A., a federally chartered trust company, unless and until a successor Rights Agent has become such pursuant to the terms of this Agreement, and thereafter, “Rights Agent” means such successor Rights Agent.

(aa)      “Securities Act” means the Securities Act of 1933, as amended.

(bb)      “Share Acquisition Date” means the first date of public announcement by the Company (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

(cc)      “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person; provided, however, that for purposes of Section 13(b), “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which at least 20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

(dd)      “Trading Day” means any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

(ee)      “Triggering Event” means any Flip-in Event or Flip-over Event.

2.       Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. Prior to the appointment of a Co-Rights Agent, the specific duties and obligations of each such Co-Rights Agents shall be set forth in writing and delivered to the Rights Agent and the proposed Co-Rights Agent. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent will be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such Co-Rights Agent.

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3.	Issuance of Right Certificates.

(a)       Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof, which certificates representing Common Shares will also be deemed to be Right Certificates (or, in the case of uncertificated Common Shares registered in book entry form, by notation in accounts reflecting the ownership of such Common Shares), (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares and (iii) the surrender for transfer of any certificates evidencing Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates. On or as promptly as practicable after the Record Date, the Company will send by first class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company as of such date, a copy of a Summary of Rights to Purchase Preferred Stock in substantially the form attached as Exhibit C.

(b)       Rights will be issued by the Company in respect of all Common Shares (other than Common Shares issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates evidencing such Common Shares will have stamped on, impressed on, printed on, written on, or otherwise affixed to them the following legend, or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between SWK Holdings Corporation and Computershare Trust Company, N.A., (or any Successor Rights Agent) dated as of April 8, 2016 (as the same may be amended, modified or supplemented from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of SWK Holdings Corporation. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. SWK Holdings Corporation will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

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(c)       Any Right Certificate issued pursuant to this Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate and any Right Certificate issued pursuant to Section 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend (except that Certificates issued after the date of this Amended and Restated Rights Agreement shall refer to this Agreement as amended and restated), or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) or Section 13 of the Rights Agreement.

(d)        On or as promptly as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested in writing by the Company and if provided with all necessary and relevant information and documentation, send), by first class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively that the Distribution Date has not occurred.

(e)       In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares will be deemed canceled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares so purchased or acquired.

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(f)        The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence of any Acquiring Person, and until such written notice is received by the Rights Agent, the Rights Agent may presume for all purposes that no such Acquiring Person exists.

4.       Form of Right Certificates. The Right Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) will be substantially in the form attached as Exhibit B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon, as the Company may deem appropriate (but which do not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, whenever issued, on their face will entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as are set forth therein at the Purchase Price set forth therein, but the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding will be subject to adjustment as provided herein.

5.	Countersignature and Registration.

(a)       The Right Certificates will be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, President or any Vice President, either manually or by facsimile signature, and will have affixed thereto the Company’s seal or a facsimile thereof which will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates will be countersigned by the Rights Agent, either manually or by facsimile signature, and will not be valid for any purpose unless so countersigned. In case any officer of the Company who signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such officer.

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(b)       On or after the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(d), the Rights Agent will keep or cause to be kept, at the office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)       Subject to the provisions of Sections 7(d) and 14, at any time on or after the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate or Rights Certificates must make such request in a writing delivered to the Rights Agent and must surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder thereof shall have (i) completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by Section 9(d) hereof. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent will not have any duty or obligation to take any action pursuant to any Section of this Agreement that requires the payment of taxes or charges or related to the issuance or delivery of Rights Certificates unless and until it is satisfied that all such taxes and/or governmental charges have been paid.

(b)       Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

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7.	Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)       The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time on or after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the Purchase Price for the total number of securities as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(d). Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate upon the earlier of the Expiration Date and such time as all outstanding Rights have been exercised, redeemed or exchanged hereunder.

(b)       Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly and properly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid under Section 9(d) hereof by certified check, cashier’s check, bank draft or money order payable to the order of the Company, the Rights Agent will promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates representing the number of one one-hundredths of a Preferred Share to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests) or (B), if the Company elects to deposit Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when necessary to comply with this Agreement, requisition from the Company or any transfer agent therefor certificates representing the number of equivalent common shares to be issued in lieu of the issuance of Common Shares in accordance with the provisions of Section 11 (a)(iii), (iv) when necessary to comply with this Agreement, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 14 or in lieu of the issuance of Common Shares in accordance with the provisions of Section 11 (a)(iii), (vi) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate and (vii) when necessary to comply with this Agreement, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(1).

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(c)       In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, the Rights Agent will prepare, execute and deliver a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(d)        The Rights will expire on Final Expiration Date unless earlier redeemed or exchanged.

(e)       Notwithstanding anything to the contrary in this Agreement or in the Rights, in no event shall any Person be entitled to exercise any Rights to the extent (but only to the extent) that such Rights, or the exercise thereof, would result in such Person being or becoming an Acquiring Person (in which event such Rights may, if then exercisable, be exercised to purchase a number of shares as is one less than the number that would result in such Person being or becoming an Acquiring Person).

(f)       Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate has (i) duly and properly completed and signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and Affiliates and Associates thereof as the Company or the Rights Agent may reasonably request.

8.       Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all canceled Right Certificates to the Company, or will, at the written request of the Company, destroy such canceled Right Certificates, and in such case will deliver a certificate of destruction thereof to the Company.

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9.          Company Covenants Concerning Securities and Rights. The Company covenants and agrees that:

(a)       It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, a number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b)       So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of the Rights may be listed on a national securities exchange, or quoted on Nasdaq, it will endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange, or quoted on Nasdaq, upon official notice of issuance upon such exercise.

(c)       It will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, will be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and non-assessable securities.

(d)       It will pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company will not be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax is due.

(e)       If the Company determines that registration under the Securities Act is required, then the Company shall use its best efforts (i) to file, as soon as practicable following the later of the Share Acquisition Date and the Distribution Date, on an appropriate form, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may suspend the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective or to qualify the Rights, the exercise thereof or the issuance of Company Common Shares upon the exercise thereof under state securities or “blue sky” laws. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(e) and give the Rights Agent a copy of such announcement. In addition, if the Company determines that a registration statement or other document should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective or any such other document filed and, if required, approved, and, upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been suspended, as well as a public announcement at such time as the suspension is no longer in effect and the Company shall notify the Rights Agent in writing whenever it makes such public announcements. Notwithstanding anything in this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.

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(f)       Notwithstanding anything in this Agreement to the contrary, after the later of the Share Acquisition Date and the Distribution Date, the Company will not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g)       In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Section 11, 13, 14 or 24 it will make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

10.       Record Date. Each Person in whose name any certificate representing Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights will for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate will be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are closed, such Person will be deemed to have become the record holder of such securities on, and such certificate will be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate will not be entitled to any rights of a holder of any security for which the Rights are or may become exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

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11.        Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights. The Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)       (i)      In the event that the Company at any time after the Record Date (A) declares a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivides the outstanding Preferred Shares, (C) combines the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issues any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, will be proportionately adjusted so that the holder of any Right exercised after such time is entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the Preferred Shares were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification ) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11 (a)(i) and Section 11(a)(ii) or Section 13, the adjustment provided for in this Section 11 (a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11 (a)(ii) or Section 13.

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(ii)       Subject to the provisions of Section 24, if any Person becomes an Acquiring Person, then, and in each such case, from and after the Distribution Date, proper provision will be made so that each holder of a Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), in lieu of Preferred Shares, such number of Common Shares as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the occurrence of a Flip-in Event pursuant to either (1) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Directors of the Company have determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11 (a)(ii), and subsequent transferees of any of such Persons, will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use all reasonable efforts to ensure that the provisions of this Section 11 (a)(ii) are complied with, but will have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. Upon the occurrence of a Flip-in Event, no Right Certificate that represents Rights that are or have become null and void pursuant to the provisions of this Section 11 (a)(ii) will thereafter be issued pursuant to Section 3 or Section 6, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this Section 11 (a)(ii) will be canceled. Upon the occurrence of a Flip-over Event, any Rights that shall not have been previously exercised pursuant to this Section 11 (a)(ii) shall thereafter be exercisable only pursuant to Section 13 and not pursuant to this Section 11(a)(ii).

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(iii)       Upon the occurrence of a Flip-in Event, if there are not sufficient Common Shares authorized but unissued or issued but not outstanding to permit the issuance of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right, the Board of Directors of the Company will use its best efforts promptly to authorize and, subject to the provisions of Section 9(e), make available for issuance additional Common Shares or other equity securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board of Directors of the Company) to the Common Shares (for purposes of this Section 11 (a)(iii), “Equivalent Common Shares”). In the event that Equivalent Common Shares are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7, the registered holder will be entitled to receive (A) Common Shares, to the extent any are available, and (B) a number of equivalent common shares, which the Board of Directors of the Company has determined in good faith to have a value equivalent to the excess of (x) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of all the Common Shares issuable in accordance with Section 11 (a)(ii) upon the exercise of a Right (the “Exercise Value”) over (y) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of any Common Shares available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of the most recent Flip-in Event, there are not sufficient Common Shares and/or equivalent common shares available for issuance upon the exercise of a Right, then the Company will be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), equivalent common shares (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Share Acquisition Date), which securities and cash have an aggregate value equal to the excess of (1) the Exercise Value over (2) the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of the most recent Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right would have been exercisable immediately prior to the date of the occurrence of such Flip-in Event if no other Flip-in Event had previously occurred). To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company will pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and will continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.

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(b)       In the event that the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having equivalent rights, privileges and preferences as the Preferred Shares (for purposes of this Section 11(b), “Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the current per share market price of the Preferred Shares (determined pursuant to Section 11(d))on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which is the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors of the Company, whose determination will be described in a written statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)       In the event that the Company fixes a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which Preferred Shares begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination will be described in a written statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which is such current per share market price of the Preferred Shares; provided, however that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price will again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

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(d)       (i)      For the purpose of any computation hereunder, the “Current Per Share Market Price of Common Shares” on any date will be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to but not including such date; provided, however, that in the event that the Current Per Share Market Price of Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per Common Share equivalent. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the Common Shares are not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If the Common Shares are not publicly held or not so listed or traded, or are not the subject of available bid and asked quotes, the Current Per Share Market Price of Common Shares will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a written statement filed with the Rights Agent.

(ii)      For the purpose of any computation hereunder, the “Current Per Share Market Price of Preferred Shares” will be determined in the same manner as set forth above for Common Shares in Section 11(d)(i), other than the last sentence thereof. If the Current Per Share Market Price of Preferred Shares cannot be determined in the manner provided above, it will be conclusively deemed to be an amount equal to the current per share market price of the Common Shares multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or the subject of available bid and asked quotes, “current per share market price” of the Preferred Shares will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a written statement filed with the Rights Agent. For all purposes of this Agreement, the current per share market price of one one-hundredth of a Preferred Share will be equal to the current per share market price of one Preferred Share divided by one hundred.

(e)       Except as set forth below, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of a Common Share or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

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(f)       If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than Preferred Shares, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares (and the Purchase Price in respect thereof) will apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g)       All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)       Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)       The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten- thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. The Company will also notify the Rights Agent in writing of same pursuant to Section 9(e) hereof and give the Rights Agent a copy of such announcement. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, such record date will be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

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(j)       Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.

(k)       Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares or such other securities, as the case may be, at such adjusted Purchase Price.

(l)       In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Preferred Shares or other securities upon the occurrence of the event requiring such adjustment.

(m)       Notwithstanding anything in this Agreement to the contrary, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company determines to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares is not taxable to such stockholders.

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(n)       Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date prior to the Distribution Date (i) pays a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivides the outstanding Common Shares, (iii) combines the outstanding Common Shares into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, will be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event equals the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which is the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) will be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

12.       Certificate of Adjusted Purchase Price or Number of Securities. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 or Section 13 hereof, the Company will promptly (a) prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares a copy of such certificate and (c) mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Sections 25 and 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

13.	Consolidation, Merger or Sale or Transfer of Assets.

(a)       In the event that:

(i)       at any time after a Person has become an Acquiring Person, the Company consolidates with, or merges with or into, any other Person and the Company is not the continuing or surviving corporation of such consolidation or merger; or

(ii)       at any time after a Person has become an Acquiring Person, any Person consolidates with the Company, or merges with or into the Company, and the Company is the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

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(iii)       at any time after a Person has become an Acquiring Person, the Company, directly or indirectly, sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or one or more of its wholly owned Subsidiaries.); then, and in each such case, proper provision will be made so that from and after the latest of the Distribution Date and the date of the occurrence of such Flip-over Event (A) each holder of a Right thereafter has the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the Share Acquisition Date, such number of duly authorized, validly issued, fully paid, non-assessable and freely tradeable Common Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the Share Acquisition Date and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(d)), on the date of the occurrence of such Flip-over Event; (B) the Issuer will thereafter be liable for, and will assume, by virtue of the occurrence of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” will thereafter be deemed to refer to the Issuer; and (D) the Issuer will take such steps (including without limitation the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof are thereafter applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

(b)       For purposes of this Section 13, “Issuer” means (i) in the case of any Flip-over Event described in Sections 13(a)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term “Issuer” means such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term “Issuer” means whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer will be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (1) proper provision will be made so that the Issuer creates or otherwise makes available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (2) all other provisions of this Agreement will apply to the issuer of such securities as if such securities were Common Shares.

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(c)       The Company will not consummate any Flip-over Event if, (i) at the time of or immediately after such Flip-over Event, there are or would be any rights, warrants, instruments or securities outstanding or any agreements or arrangements in effect which would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Flip-over Event, the stockholders of the Person who constitutes, or would constitute, the Issuer for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of the organization of the Issuer would preclude or limit the exercisability of the Rights. In addition, the Company will not consummate any Flip-over Event unless the Issuer has a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that as promptly as practicable after the consummation of any Flip-over Event, the Issuer will:

(i)       prepare and file a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(ii)       take all such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights; and

(iii)       deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

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(d)       The provisions of this Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, except for Rights that have become null and void pursuant to Section 11 (a)(ii), Rights that shall not have been previously exercised will cease to be exercisable in the manner provided in Section 11 (a)(ii) and will thereafter be exercisable in the manner provided in Section 13(a).

14.	Fractional Rights and Fractional Securities.

(a)       The Company will not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company will pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For the purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day is the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the Rights are not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a written statement filed with the Rights Agent.

(b)       The Company will not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to any Person to whom or which such fractional Preferred Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of one Preferred Share is the closing price of the Preferred Shares (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11 (d)(i)) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the Preferred Shares cannot be so determined, the closing price of the Preferred Shares for such Trading Day will be conclusively deemed to be an amount equal to the closing price of the Common Shares (determined pursuant to the second sentence of Section 11 (d)(i)) for such Trading Day multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement); provided further, however, that if neither the Common Shares nor the Preferred Shares are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Preferred Share will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a written statement filed with the Rights Agent.

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(c)       Following the occurrence of a Triggering Event, the Company will not be required to issue fractions of Common Shares or other securities issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 14(c), the current market value of one Common Share or other security issuable upon the exercise or exchange of Rights is the closing price thereof (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11 (d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange; provided, however, that if neither the Common Shares nor any such other securities are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Common Share or such other security will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will mean the fair value thereof as will be described in a written statement filed with the Rights Agent.

(d)        Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

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15.	Rights of Action.

(a)       All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the holder of any Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

(b)       Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however that the Company will use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

16.       Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)       Prior to the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares;

(b)       On or after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

(c)       The Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary; and

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(d)       Such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14.

17.       Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate will be entitled to vote, receive dividends, or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor will anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 24.

18.	Concerning the Rights Agent.

(a)      The Company will pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company will also indemnify the Rights Agent and its affiliates, director, employees. representatives and advisors for, and hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement suit, action, proceeding or expense (including without limitation the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement. The costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

(b)       The Rights Agent will be authorized and protected and will incur no liability for or in respect of any action taken, suffered, or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate evidencing Preferred Shares or Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing.

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19.	Merger or Consolidation or Change of Name of Rights Agent.

(a)       Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

(b)       If at any time the name of the Rights Agent changes and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

20.       Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties and obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, will be bound:

(a)      The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or omitted to be taken in accordance with such advice or opinion.

(b)       Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, omitting or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent, and such certificate will be full and complete authorization to the Rights Agent for any action taken, omitted to be taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

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(c)       The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage, and regardless of the form of the action; and the Company agrees to indemnify the Rights Agent and its affiliates, director, employees. representatives and advisors and to hold them harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of claims for special, punitive, incidental, indirect or consequential loss or damages of any kind whatsoever. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d)       The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

(e)       The Rights Agent will not have any liability for or be under any responsibility or have any liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant contained in this Agreement or in any Right Certificate; nor will it be responsible for any adjustment required under the provisions of Section 11 or 13 (including any adjustment which results in Rights becoming null and void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the Certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

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(f)       The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)      The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and it will not be liable for any action taken or suffered to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon such instructions received by any such officer. The Rights Agent will not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Company. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h)        The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein will preclude the Rights Agent (or its shareholder, affiliate, director, officer or employee) from acting in any other capacity for the Company or for any other Person.

(i)       The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). The Rights Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

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(j)       If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent will not take any further action with respect to such requested exercise, transfer, split up, combination or exchange without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company’s written instructions.

(k)       No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l)       In the event the Rights Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent shall, as soon as practicable, inform the Company or such Person seeking clarification and may, in its sole discretion, refrain from taking any action, and will be fully protected and will not be liable in any way to the Company or other Person or entity for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Rights Agent.

21.       Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ notice in writing mailed to the Company in accordance with Section 26 hereof and in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Preferred Shares or the Common Shares known to the Rights Agent by first-class mail, postage prepaid, or nationally recognized overnight delivery. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States), in good standing, which is authorized under such laws to exercise shareholder service powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus, including its Affiliates, of at least $50 million. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares or the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

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22.       Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind of securities issuable upon exercise of the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares on or following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into Common Shares and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board of Directors of the Company, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board of Directors of the Company determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

23.	Redemption.

(a)       Prior to the Expiration Date, the Board of Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the later of (i) the Distribution Date and (ii) Share Acquisition Date. Any such redemption will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board of Directors of the Company).

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(b)       Immediately upon the effectiveness of the redemption of the Rights as provided in Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price, without interest thereon. Promptly after the effectiveness of the redemption of the Rights as provided in Section 23(a), the Company will publicly announce such redemption (with prompt written notice thereof to the Rights Agent) and, within 10 calendar days thereafter, will give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d)) at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the Board of Directors of the Company in good faith) or any combination thereof. The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Shares and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board of Directors) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

24.	Exchange.

(a)       The Board of Directors of the Company may, at its option, at any time after the earlier of the Share Acquisition Date and the Distribution Date, exchange all or part of the then-outstanding and exercisable Rights (which will not include Rights that have become null and void pursuant to the provisions of Section 11 (a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Any such exchange will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such exchange will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange will be effective in accordance with the provisions of such action of the Board of Directors of the Company). Notwithstanding the foregoing, the Board of Directors of the Company will not be empowered to effect such exchange at any time after any Person (other than the Company, any Related Person or any Exempt Person), who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the then-outstanding Common Shares.

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(b)         Immediately upon the effectiveness of the exchange of any Rights as provided in Section 24(a), and without any further action and without any notice, the right to exercise such Rights will terminate and the only right with respect to such Rights thereafter of the holder of such Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the effectiveness of the exchange of any Rights as provided in Section 24(a), the Company will publicly announce such exchange (with prompt written notice thereof to the Rights Agent) and, within 10 calendar days thereafter, will give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11 (a)(ii)) held by each holder of Rights.

(c)       In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any Common Share exchangeable for a Right (i) equivalent common shares (as such term is used in Section 11(a)(iii)), (ii) cash, (iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board of Directors of the Company (whose determination will be described in a written statement filed with the Rights Agent), equal to the current market value of one Common Share (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

(d)      Upon declaring an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Board of Directors of the Company may direct the Company to enter into a Trust Agreement (the “Trust Agreement”) in substantially the form attached hereto as Annex I, with such modifications as may be approved by the Board of Directors of the Company, with such person, acting as trustee, as may be determined by the Board of Directors of the Company. If the Board of Directors of the Company so directs the Company to enter into the Trust Agreement, at the Effective Time (as defined in the Trust Agreement), the Company shall issue to the trust created by the Trust Agreement (the “Trust”) Common Shares and other securities, if any, distributable pursuant to such exchange (which, for the avoidance of doubt, shall not include any shares or other securities distributed pursuant to the Initial Distribution (as defined in the Trust Agreement)), along with any dividends or distributions made on such shares or other securities after the Effective Time (as defined in the Trust Agreement), and all stockholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the Effective Time (as defined in the Trust Agreement)) shall be entitled to receive distribution of such shares or other securities (and any dividends or distributions made thereon after the Effective Time (as defined in the Trust Agreement)) from the Trust solely upon compliance with all relevant terms and provisions of the Trust Agreement.

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25.	Notice of Certain Events.

(a)       If the Company proposes (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend), (ii) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect the liquidation, dissolution or winding up of the Company or (v) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or reclassification of the Common Shares then, in each such case, the Company will give to the Rights Agent and, to the extent feasible, to each holder of a Right Certificate, in accordance with Section 26, a notice of such proposed action, which specifies the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice will be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever is the earlier.

(b)       In case any Triggering Event occurs, then, in any such case, the Company will as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which specifies the event and the consequences of the event to holders of Rights.

26.	Notices.

(a)       Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company will be sufficiently given or made if sent in writing by first class mail, postage prepaid and addressed (until another address is filed in writing with the Rights Agent) as follows:

SWK Holdings Corporation

14755 Preston Road, Suite 105

Attention: Chief Executive Officer

Facsimile: (972) 687-7255

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(b)       Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent will be sufficiently given or made if sent in writing by first-class mail, postage prepaid and addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention: Client Services

(c)       Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior the Distribution Date, to the holder of any certificate evidencing Common Shares) will be sufficiently given or made if sent in writing by first class mail, postage prepaid and addressed to such holder at the address of such holder as shown on the registry books of the Company.

27.       Supplements and Amendments. Subject to this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Shares, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the last sentence of this Section 27, the Company may, and the Rights Agent will if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights or Common Shares in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment shall cause the Rights again to become redeemable or cause this Agreement again to become supplementable or amendable otherwise than in accordance with the provisions of this sentence. Without limiting the generality or effect of the foregoing, this Agreement may be supplemented or amended to provide for such voting powers for the Rights and such procedures for the exercise thereof, if any, as the Board of Directors of the Company may determine to be appropriate. Upon the delivery of a certificate from an officer of the Company and, if requested by the Rights Agent, an opinion of counsel, which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent will execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, (a) no supplement or amendment may be made which decreases the stated Redemption Price to an amount less than $0.001 per Right; and (b) the Rights Agent may, and shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

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28.       Successors: Certain Covenants. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will be binding on and inure to the benefit of their respective successors and assigns hereunder.

29.       Benefits of This Agreement. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares).

30.       Governing Law. This Agreement, each Right and each Right Certificate issued hereunder will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

31.       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, null and void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction; provided further, however, that if such severed provision affects the rights, immunities, duties or obligations of the Rights Agent, then the Rights Agent will be entitled to resign immediately upon written notice to the Company.

32.       Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof. Unless otherwise expressly provided, references herein to Sections and Exhibits are to Sections and Exhibits of or to this Agreement.

33.       Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with, as applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382 of the Code, or any successor provision or replacement provision. The Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become null and void). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors of the Company in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

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34.       Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument. A signature to this Agreement transmitted electronically will have the same authority, effect and enforceability as an original signature.

35.       Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

SWK HOLDINGS CORPORATION

By:	/s/ Winston Black
Name: Winston Black
Title: Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Joseph S. Campbell
Name: Joseph S. Campbell
Title: Vice President

[SIGNATURE PAGE TO RIGHTS AGREEMENT]

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF SERIES A JUNIOR PARTICIPATING

PREFERRED STOCK OF SWK HOLDINGS CORPORATION

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

SWK Holdings Corporation (formerly known as Kana Software, Inc., the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

That, pursuant to authority vested in the Board of Directors of the Company by its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the DGCL, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the “Board”) by the Certificate of Incorporation of the Company, a series of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series will be designated as Series A Junior Participating Preferred Stock (the “Series A Preferred”) and the number of shares constituting the Series A Preferred is 1,000,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company any convertible into Series A Preferred.

Section 2. Dividends and Distributions.

(a)       Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event that the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, (1) the numerator of which is the number of shares of Common Stock outstanding immediately after such event and (2) the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

A-1

(b)       The Company will declare a dividend on the Series A Preferred as provided in paragraph (a) of this Section 2 immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series A Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

(c)       Dividends will accrue on outstanding shares of Series A Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

A-2

Section 3. Voting Rights. The holders of shares of Series A Preferred will have the following voting rights:

(a)       Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, (1) the numerator of which is the number of shares of Common Stock outstanding immediately after such event and (2) the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)       Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c)       Except as set forth in the Amended and Restated Certificate of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights.

Section 4. Certain Restrictions.

(a)       Whenever dividends or other dividends or distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Company will not:

(i)       Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

A-3

(ii)       Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except dividends paid ratably on the shares of Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)       Redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

(iv)       Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)       The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share; provided, however, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of shares of Common Stock or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, (1) the numerator of which is the number of shares of Common Stock outstanding immediately after such event and (2) the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

A-4

Section 7. Consolidation, Merger, Etc. In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, (1) the numerator of which is the number of shares of Common Stock outstanding immediately after such event and (2) the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

A-5

Section 8. Redemption. The shares of Series A Preferred are not redeemable.

Section 9. Rank. The Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company’s Preferred Stock.

Section 10. Amendment. Notwithstanding anything contained in the Certificate of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Certificate of Incorporation of the Company may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 51% of the outstanding shares of Series A Preferred, voting together as a single series.

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A-6

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by the undersigned on February 2, 2012.

SWK HOLDING CORPORATION

By:	/s/ John Nemelka
Name: John Nemelka
Title: Interim Chief Executive Officer

A-7

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-______________ Rights

NOT EXERCISABLE AFTER APRIL 8, 2019 OR EARLIER IF REDEEMED, EXCHANGED OR AMENDED. THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.

RIGHT CERTIFICATE

SWK HOLDINGS CORPORATION

This certifies that ___________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement (as the same may be amended, modified or supplemented from time to time, the “Rights Agreement”), by and between SWK Holdings Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), dated as of April 8, 2016, to purchase from the Company at any time on or after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Eastern time) on the Expiration Date (as such term is defined in the Rights Agreement) at the office of the Rights Agent designated for such purpose, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $50.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.

B-1

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made apart hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent and can be obtained from the Company without charge upon written request therefor.

Pursuant to the Rights Agreement, from and after the occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of a Flip-in Event, no Right Certificate will be issued that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement will be canceled.

This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.0001 per Right or may be exchanged in whole or in part. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

B-2

The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Preferred Shares or other securities, the Company may make a cash payment, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any ratter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Rights Agreement.

This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

B-3

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                          ,      .

SWK HOLDINGS CORPORATION

By:	/s/ Winston Black
Name: Winston Black
Title: Chief Executive Officer

COUNTERSIGNED:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

[SIGNATURE PAGE TO RIGHT CERTIFICATE]

B-4

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint, Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                              ,

Signature

Signature(s) Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) at a guarantee level satisfactory to the Rights Agent. A notary public is not sufficient.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

B-5

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)       the Rights evidenced by this Right Certificate are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2)       after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                           ,

Signature

B-6

CERTIFICATE

Form of Reverse Side of Right Certificate – continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Right Certificate)

To SWK Holdings Corporation:

The undersigned hereby irrevocably elects to exercise                    Rights represented by this Right Certificate to purchase the one one-hundredths of a Preferred Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights is not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated:                                 ,

Signature

Signature(s) Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) at a guarantee level satisfactory to the Rights Agent. A notary public is not sufficient.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

B-7

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)       the Rights evidenced by this Right Certificate ☐ are ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2)       after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                                 ,

Signature

B-8

CERTIFICATE

NOTICE

Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such assignment or election purchase will not be honored.

B-9

EXHIBIT C

SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

Effective as of April 8, 2016, the Board of Directors (the “Board”) of SWK Holdings Corporation, Delaware corporation (“SWK”), adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share of common stock. The dividend is payable to SWK’s stockholders as of the record date of April 18, 2016. The terms of the rights and the rights plan are set forth in a Rights Agreement, by and between SWK and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent, dated as of April 8, 2016.

This summary of rights provides only a general description of the rights plan, and thus, should be read together with the entire rights plan, which is incorporated in this summary by reference. Upon written request, SWK will provide a copy of the rights plan free of charge to any of its stockholder.

By adopting the rights plan, SWK’s Board protects stockholder value because the rights plan protects SWK’s ability to carry forward its net operating losses (the “NOLs”). In prior years, SWK has experienced substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, SWK may “carry forward” these losses in certain circumstances to offset current and future earnings and thus, reduce SWK’s federal income tax liability, subject to certain requirements and restrictions. However, if SWK experiences an “Ownership Change,” as defined in Section 382 of the Internal Revenue Code, SWK’s ability to use its NOLs could be substantially limited or lost altogether.

SWK’s rights plan imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of its outstanding common stock without the prior approval of SWK’s Board. Stockholders who own 4.9% or more of SWK’s outstanding common stock as of the close of business on April 8, 2016 may not acquire any additional shares of SWK’s outstanding common stock so long as their ownership is 4.9% or more. A person or group that the Board of Directors of the Company knows has acquired a percentage of SWK’s common stock in excess of the above-mentioned applicable threshold but less than 50% of SWK’s common stock is called an “Acquiring Person.” Any rights held by an Acquiring Person are null and void and may not be exercised. SWK’s Board may exempt any person or group from being deemed an Acquiring Person for purposes of the rights plan.

The Rights. SWK’s Board authorized the issuance of one right per each outstanding share of SWK’s common stock on April 18, 2016. If the rights become exercisable, each right would allow its holder to purchase from SWK one one-hundredth of a share of SWK’s Series A Junior Participating Preferred Stock for a purchase price of $50.00. Each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of SWK’s common stock. However, a right does not give its holder any dividend, voting or liquidation rights prior to exercise.

Exercisability. The rights will not be exercisable until 10 days after a public announcement by SWK that a person or group has become an Acquiring Person.

C-1

SWK refers to the date that the rights become exercisable as the “Distribution Date.” Until the Distribution Date, SWK’s common stock certificates will evidence the rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated rights. On or after the Distribution Date, the rights will separate from the common stock and will be evidenced by rights certificates, which SWK will mail to all holders of rights that have not become null and void.

Flip-in Event. On or after the Distribution Date, if a person or group already is or becomes an Acquiring Person, all holders of rights, except the acquiring person, may exercise their rights upon payment of the purchase price to purchase shares of SWK’s common stock (or other securities or assets as determined by SWK’s Board) with a market value of two times the purchase price.

Flip-over Event. On or after the Distribution Date, if a flip-in event has already occurred and SWK is acquired in a merger or similar transaction, all holders of rights except the Acquiring Person may exercise their rights upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the purchase price of the rights.

Rights may be exercised to purchase SWK’s preferred shares only on or after the Distribution Date occurs and prior to the occurrence of a flip-in event as described above. A Distribution Date resulting from any occurrence described above would necessarily follow the occurrence of a flip-in event, in which case the rights could be exercised to purchase shares of common stock or other securities as described above.

Expiration. The rights will expire on April 8, 2019 unless earlier redeemed or exchanged.

Redemption. SWK’s Board may redeem all (but not less than all) of the rights for a redemption price of $0.0001 per right at any time before the later of the Distribution Date and the date of the first public announcement or disclosure by SWK that a person or group has become an Acquiring Person. Once the rights are redeemed, the right to exercise rights will terminate, and the only right of the holders of rights will be to receive the redemption price. The redemption price will be adjusted if SWK declares a stock split or issues a stock dividend on its common stock.

Exchange. After the earlier of the distribution date and the date of the first public announcement by SWK that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50% or more of SWK’s outstanding common stock, SWK’s Board may exchange each right (other than rights that have become null and void) for one share of common stock or an equivalent security.

Anti-Dilution Provisions. SWK’s Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or SWK’s common stock. No adjustments to the purchase price of less than 1% will be made.

C-2

Amendments. Before the time the rights cease to be redeemable, SWK’s Board may amend or supplement the rights plan without the consent of the holders of the rights, except that no amendment may decrease the redemption price. At any time thereafter, SWK’s Board may amend or supplement the rights plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the rights plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable.

C-3

ANNEX 1

TRUST AGREEMENT

TRUST AGREEMENT dated as of [      ] (this “Trust Agreement” or this “Agreement”) dated       between SWK Holdings Corporation, a Delaware corporation (the “Depositor”), and      as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Depositor is a party to that certain Second Amended and Restated Rights Agreement between the Depositor and Computershare Trust Company, N.A., as Rights Agent (as amended, amended and restated and supplemented from time to time, the “Rights Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Rights Agreement;

WHEREAS, on [insert date] of, the Board of Directors of the Depositor determined that [insert name of Acquiring Person], together with their Affiliates and Associates (as defined in the Rights Agreement), became Acquiring Persons (as defined in the Rights Agreement) under the Rights Agreement and further determined that such Acquiring Persons were not Exempt Persons (as defined in the Rights Agreement);

WHEREAS, pursuant to Section 24 of the Rights Agreement, the Board of Directors of the Depositor declared an exchange (the “Exchange”) of all Rights held of record as of [insert Exchange Record Date] (the “Exchange Record Date”) (other than any Rights that became null and void pursuant to Section 11(a)(ii) of the Rights Agreement) at an exchange ratio of one share of the Depositor’s common stock, par value $0.001 per share (the “Common Stock”), per Right; provided, however, that the Board of Directors of the Depositor resolved that any “Person” (as defined in the Rights Agreement) (other than Acquiring Persons) who had purchased or received a transfer of shares of Common Stock prior to the Exchange Record Date (and has not subsequently sold, transferred or otherwise disposed of such shares), but who had not become the record holder of such shares as of the Exchange Record Date due to the settlement of such purchase not having become effective as of the Exchange Record Date was entitled to receive, upon such settlement, the shares issuable upon the exchange for the rights associated with the shares subject to the purchase; provided, further, that the Review Committee further resolved that any Person who had sold shares of Common Stock prior to the Exchange Record Date but who continued to be reflected on the books and records of the Depositor as the record holder of such shares due to the settlement of such sale not having become effective as of the Exchange Record Date was not entitled to receive the shares issuable upon the exchange for the rights associated with the shares subject to the sale (the Persons entitled to participate in the Exchange being hereinafter referred to as “Exchange Participants”);

WHEREAS, following the distribution of Exchange Shares on [insert date of Initial Distribution], (the “Initial Distribution”), there remained a number of Exchange Shares distributable to Exchange Participants pursuant to the Exchange;

1

WHEREAS, to provide for an orderly and efficient completion of the Exchange, and to ensure that only those entitled to distribution of shares of Common Stock pursuant to the Exchange receive distribution of such shares, the Depositor desires to form a trust to hold and distribute the remaining shares of Common Stock distributable pursuant to the Exchange in accordance with the terms of this Agreement; and

WHEREAS, the Trustee is willing to accept the duties and obligations imposed hereby on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ORGANIZATION

SECTION 1.1 Creation of Trust. The Depositor and the Trustee hereby create a trust (the “Trust”) on the terms and conditions set forth herein for the benefit of the Depositor. The Trust shall be known as “SWK 20[_] Rights Exchange Trust,” in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Delaware Statutory Trust Act”) and that this Agreement constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A.

SECTION 1.2 Situs of Trust. The Trust will be located and administered in the State of Delaware. The only office of the Trust will be at the Corporate Trust Office of the Trustee within the State of Delaware.

SECTION 1.3 Appointment of Trustee. The Depositor hereby appoints the Trustee as trustee of the Trust, effective immediately following the Initial Distribution (the “Effective Time”), to have all the rights, powers and duties set forth herein. The Trustee hereby accepts such appointment and declares that it will hold the Trust Estate (as defined herein) upon the trusts set forth herein and for the use and benefit of the Beneficiaries (as defined herein).

SECTION 1.4 Purposes and Powers of the Trust. The purposes of the Trust are, and the Trust shall have the power and authority, to engage in the following activities:

(a)          to accept and hold the Trust Estate;

(b)	to distribute the Trust Estate to the Beneficiaries pursuant to the terms hereof; and

(c)         to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

2

SECTION 1.5 Transfer to Trust. At the Effective Time, the Depositor shall transfer and deposit into the Trust, for the purposes set forth herein, that number of shares of Common Stock equal to (a) the total number of shares of Common Stock issued pursuant to the Exchange less (b) that number of shares of Common Stock distributed in connection with the Initial Distribution. Such deposit, together with any dividends or distributions thereon made after the Effective Time and all other assets or rights held from time to time by the Trust, shall constitute the “Trust Estate.” In connection with such initial deposit, at the Effective Time, the Depositor shall deliver, or cause to be delivered, to the Trustee written confirmation of the number of shares of Common Stock that have been issued in the name of the Trust. In connection with each deposit made after the Effective Time, the Depositor shall deliver, or cause to be delivered, to the Trustee a written notice describing the assets so deposited and the rights of the Beneficiaries with respect thereto.

SECTION 1.6 Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

ARTICLE II

BENEFICIARIES

SECTION 2.1 Beneficiaries. The Exchange Participants who have not received Exchange Shares pursuant to the Initial Distribution shall automatically, and without any action being required of such Persons, be the beneficial owners (each, a “Beneficiary” and collectively, the “Beneficiaries”) of the Trust, each owning the same number of Beneficial Interest Units as shares of Common Stock distributable to such Beneficiary pursuant to the Exchange (together with any dividends and distributions thereon made after the Effective Time). For purposes of this Trust Agreement, “Beneficial Interest Units” shall mean equal units of the undivided beneficial interest (as provided in this Trust Agreement) of the Beneficiaries in the Trust Estate. The Beneficial Interest Units shall be uncertificated. For the avoidance of doubt, [insert name of Acquiring Person] and any Affiliates or Associates thereof shall not be Beneficiaries of the Trust.

SECTION 2.2 Transfer of Beneficial Interest Units. Beneficial Interest Units may not be transferred in any manner whatsoever (including, without limitation, by sale, exchange, gift, pledge or creation of a security interest) except (a) by bequest or inheritance in the case of an individual Beneficiary, or (b) by operation of law.

ARTICLE III

DECLARATION OF TRUST

SECTION 3.1 Declaration of Trust. The Trustee hereby declares that it will hold the Trust Estate and all other assets and documents delivered to it pursuant to this Trust Agreement, in trust upon and subject to the conditions set forth herein for the use and benefit of the Beneficiaries. The Trust is being established by the Depositor for the protection and conservation of the Trust Estate.

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ARTICLE IV

DISTRIBUTIONS OF TRUST ESTATE

SECTION 4.1 Distributions. Each Beneficial Interest Unit shall entitle the holder thereof to distribution of a like number of shares of Common Stock from the Trust upon the terms and conditions provided herein, plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time. The Trustee shall distribute shares of Common Stock (plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time) to a Beneficiary that has complied with Section 4.2 hereof as promptly as practicable following the date on which such Beneficiary has provided the Trustee with the certification required by Section 4.2 hereof. Upon receipt of the certification of a Beneficiary required by Section 4.2 hereof, the Trustee shall (i) notify the Transfer Agent (or any successor transfer agent) and the Depositor of the name of such Beneficiary and the number of shares of Common Stock requested by such certifying Beneficiary and (ii) submit a transfer instruction, in the form attached hereto as Exhibit B, to the Transfer Agent such successor transfer agent, directing the transfer of the requested number of shares of Common Stock held by the Trust to the certifying Beneficiary. Upon the distribution of shares of Common Stock (plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time) to a Beneficiary such Beneficiary’s Beneficial Interest Units shall be automatically terminated and such Beneficiary will cease to be a Beneficiary of the Trust thereupon. In the event that there are insufficient shares of Common Stock or other assets held by the Trust to honor all requests for distribution made in compliance with this Agreement and received by the Trustee, the Trustee shall notify the Depositor of such deficiency, and the Depositor shall use its best efforts to cause to be issued or delivered to the Trust such number of shares and such other assets as shall be necessary to satisfy such deficiency.

SECTION 4.2 Certification of Beneficiary Status. As a condition to its receipt of any distribution from the Trust, each Beneficiary that is or was a registered owner of Common Stock on the books and records of the Depositor must provide the Trustee with the certification as to Beneficiary status in the form attached hereto as Exhibit C, and each Beneficiary that holds or held its shares beneficially in “street name” must provide the Trustee with the certification as to Beneficiary status in the form attached hereto as Exhibit D. The Trustee shall be fully protected in relying upon such certification and shall have no duty or obligation to verify the status of a Beneficiary or the accuracy of such Beneficiary’s claim to its respective portion of the Trust Estate. Notwithstanding anything to the contrary set forth herein, the Depositor, in its absolute discretion, may exempt any Beneficiary from the requirement to provide any such certification by furnishing to the Trustee written notice specifying the identity of the Beneficiary and the number of Beneficial Interest Units held thereby and representing that the Depositor has declared such Beneficiary to be exempt from such requirement (and the Trustee, in making a distribution to any such Beneficiary, shall be fully protected in relying on the Depositor’s representation that such Beneficiary is exempt from such requirement). Upon receipt of any such notice, the Trustee shall distribute to the relevant Beneficiary that portion of the Trust Estate represented by such Beneficiary’s Beneficial Interest Units and, upon such distribution, such Beneficiary’s Beneficial Interest Units shall be automatically terminated and such Beneficiary shall cease to be a Beneficiary of the Trust.

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SECTION 4.3 Dividends.

4.3.1       Cash Dividends. The Trustee shall receive and hold, subject to the terms of this Agreement, any dividends or distributions declared and paid on the shares included in the Trust Estate (which dividends or distributions shall become part of the Trust Estate) and shall distribute such dividends or distributions to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement, such distribution to be equivalent to the dividends or distribution which each respective holder would have otherwise been entitled to receive had such shares not then been included in the Trust Estate at the time of the payment of the dividend or distribution. [Payment of any such dividends or distributions shall be made by check or wire transfer as a one-time disbursement at the time of the distribution to such Beneficiary of its respective portion of the Trust Estate.]

4.3.2       Trust Account; Money Need Not Be Segregated. (a) If the Trustee shall receive any dividends or distributions on the Trust Estate, the Trustee shall establish and maintain with itself a non-interest bearing trust account (the “Trust Account”), into which it shall deposit, on the same day as received, such dividends or distributions and any future dividends or distributions received by it, for disbursement to the Beneficiaries in accordance with Section 4.3.1 above. No monies received by the Trustee need be segregated in any manner except to the extent required by law, and the Trustee shall not be liable for any interest thereon.

4.3.3       Stock Dividends. The Trustee shall receive and hold, subject to the terms of this Agreement, any securities of the Depositor issued in respect of the shares included in the Trust Estate by reason of any capital reorganization, stock split, combination, stock dividend or other distribution, including through any exchange of rights (which securities shall become part of the Trust Estate), and shall deliver such securities to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement.

4.3.4       Merger, Consolidation and Dissolution. In connection with any merger, consolidation or dissolution involving the Depositor or any shares of Common Stock of the Depositor or other voting securities held in the Trust immediately prior to the effective time of such merger, consolidation or dissolution, such shares of Common Stock and other voting securities, if any, shall be converted at the effective time of such merger or consolidation into shares of stock or other equity interests of the surviving or resulting entity of such merger or consolidation on the same terms as are provided for all other shares of Common Stock of the Depositor or voting securities under the agreement of merger or consolidation, as the case may be, or shall be converted at the effective time of such merger or dissolution into the right to receive the consideration payable in connection with such merger or dissolution on the same terms as are provided for all other shares of Common Stock of Depositor or voting securities under the agreement of merger or plan of dissolution, as the case may be, and the Trustee shall hold all shares or other equity interests of the surviving or resulting entity into which the shares of Common Stock or other voting securities were directly converted (which shares or other equity interests shall become part of the Trust Estate), or shall take all actions necessary to receive and hold the consideration payable in connection with any merger or dissolution (which consideration shall become part of the Trust Estate), in each case for the benefit of the Beneficiaries, and shall deliver such shares or other equity interests or such consideration, as the case may be, to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement.

5

If the Trustee shall receive cash as consideration in connection with any transaction described in this Section 4.3.4, the Trustee shall establish and maintain with itself a non-interest bearing Trust Account into which it shall deposit, on the same day as received, the amount received by it, for disbursement to the Beneficiaries in accordance with this Agreement.

ARTICLE V

DEPOSITOR’S AGREEMENTS

The Depositor acknowledges and agrees as follows:

SECTION 5.1 Compensation and Indemnification of the Trustee. The Depositor hereby agrees to (i) compensate the Trustee in accordance with a separate fee agreement with the Trustee, (ii) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Liabilities”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Liabilities which are a result of the willful misconduct of such Indemnified Person or the bad faith violation by such Indemnified Person of the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, Liabilities to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Depositor prior to the final disposition of any matter upon receipt by the Depositor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement. This Section shall survive the termination of the Trust and the Trust Agreement.

ARTICLE VI

CONCERNING THE TRUSTEE

SECTION 6.1 Authority of Trustee; Voting.

6.1.1       General Authority. The Trustee is hereby authorized to take all actions required of it pursuant to this Trust Agreement, including, without limitation, executing and delivering, on behalf of the Trust, each certificate or other document attached to this Trust Agreement as an exhibit and any other amendment or other agreement or instrument described herein, all as approved by the Depositor, as evidenced conclusively by the Trustee’s execution thereof. In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take such actions as the Depositor may from time to time direct in writing.

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6.1.2       Voting. The Trustee shall hold any and all shares of Common Stock and any other voting securities of the Depositor (the “voting securities”) included in the Trust Estate under the terms and conditions of this Agreement. The Trustee shall, on behalf of the Trust, have full power and authority, and is hereby fully and exclusively empowered, authorized and obligated: (i) to vote in person or by proxy all such voting securities at all meetings of the stockholders of the Depositor, or (ii) to give written consents in lieu of voting such shares at a meeting of the stockholders of the Depositor, in either case in respect of any and all matters on which such shares are entitled to vote under the certificate of incorporation of the Depositor or applicable law, including, but not limited to, the election of directors, any merger or consolidation, the sale of all or substantially all of the Depositor’s assets, a dissolution of the Depositor and any amendments to the Depositor’s certificate of incorporation. The Trustee shall have no authority or obligation to exercise discretion in respect of the vote to be cast, but instead shall vote (in person or by proxy or by written consent) such voting securities on any matter on which such shares are so entitled to vote in the same proportion as all voting securities of the Depositor (other than the voting securities included in the Trust Estate) are voted on such matter. The Trustee’s power and obligation to vote such voting securities held under this Agreement and to give written consents in respect thereof pursuant to this Agreement shall be irrevocable for the term of this Agreement. The Trustee (i) shall have the right to waive notice of any meeting of stockholders of the Depositor in respect of such shares and (ii) may exercise any power or perform any act hereunder by an agent or attorney duly authorized and appointed by him. In furtherance of the foregoing, the Trustee shall execute and deliver an irrevocable proxy in the form attached hereto as Exhibit E, granting the proxy or proxies named therein to cause the voting securities of the Trust to be voted in accordance with this Section 6.1.2.

SECTION 6.2 Not Acting in Individual Capacity. Except as expressly provided herein, in accepting the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity; and all Persons, having any claim against the Trustee by reason of the transactions contemplated hereunder shall have recourse solely to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

SECTION 6.3 Interpretation of Trust Agreement. In the event that the Trustee is uncertain as to the application of any provision of this Trust Agreement or any other agreement relating to the transactions contemplated hereby, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provision hereof, or in the event that this Trust Agreement permits any determination by the Trustee or is silent or incomplete as to the course of action which the Trustee is required to take with respect to a particular set of facts, the Trustee may seek instructions from the Depositor and shall not be liable to any Person to the extent that it acts in good faith in accordance with the instructions of the Depositor; provided, that if the Trustee shall not have received written instructions from the Depositor pursuant to its request within 10 days after the date of such request (or within such shorter period as may be requested and required under the circumstances), until instructed otherwise by the Depositor, the Trustee may, but shall be under no duty to, take or refrain from taking such action as it shall deem advisable in the best interests of the Depositor and/or the Trustee.

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SECTION 6.4 Standard of Care. The Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Trust Agreement. To the fullest extent permitted by law, including Section 3806 of the Delaware Statutory Trust Act, the Trustee shall only have the express duties (including fiduciary duties) provided herein and to the extent the express provisions of this Trust Agreement restrict or eliminate such duties (including fiduciary duties) the terms of this Trust Agreement shall prevail. The Trustee shall have no liability to the Depositor or the Beneficiaries under any circumstances except that the Trustee shall be liable (i) for its own willful misconduct or bad faith violation of the implied contractual covenant of good faith and fair dealing, (ii) for liabilities that may result from any representation or warranty of the Trustee hereunder being untrue or inaccurate and (iii) for any taxes based on or measured by any fees, commissions or compensation received by the Trustee for acting as trustee or for services rendered in connection with the transactions contemplated hereby. In particular, but not by way of limitation:

(i)      The Trustee shall not be personally liable for any error of judgment made in good faith;

(ii)    The Trustee shall not be required to take any action that is inconsistent with the purposes of the Trust set forth in Section 1.4;

(iii)   No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iv)    Under no circumstances shall the Trustee be personally liable for any indebtedness or obligation of the Trust;

(v)    The Trustee shall not be liable for the default or misconduct of the Depositor, the Transfer Agent (or any successor transfer agent or exchange agent), the Depository Trust Company, any Beneficiary or any other Person and shall not be liable for any act or omission taken at the direction of the Depositor;

(vi)   The Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the Terms of this Trust Agreement provide shall or may be done or performed;

(vii)   In no event whatsoever shall the Trustee be liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

(viii)  The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on the certification of a Beneficiary, or the written instruction of the Depositor; and

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(ix)       Every provision of this Trust Agreement relating to the Trustee shall be subject to the provisions of this Section 6.4.

SECTION 6.5 Reliance on Writings, Use of Agents, Etc. The Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, telegram, order, certificate, report, opinion, bond or other document or paper (including deliveries contemplated by Section 4.2 hereof) reasonably believed by it to be genuine and reasonably believed by it to be signed or sent by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Depositor or a Beneficiary mentioned herein, shall be sufficiently evidenced by written instruments signed by the Depositor or a Beneficiary. The Trustee may accept a copy of a resolution of the Board of Directors of the Depositor, certified by the Secretary or an Assistant Secretary of the Depositor as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by such Person and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor or a Beneficiary, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the performance of its duties hereunder, the Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or, at the expense of the Depositor, through agents or attorneys and may, at the reasonable expense of the Depositor, consult with counsel, accountants and other skilled Persons to be selected and employed by it or them, and the Trustee shall not be liable for anything done, suffered or omitted by it, in good faith and in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons appointed with due care and the Trustee shall not be liable for the negligence of any such agent, attorney, counsel, accountant or other skilled Person appointed by it or them, as applicable, with due care hereunder. Notwithstanding any other provision contained herein, the Trustee shall not be required to confirm or verify that a person purporting to be a Beneficiary is in fact a Beneficiary and shall not be required confirm or verify that such person is entitled to the shares of Common Stock it requests.

SECTION 6.6 No Action Except Under Specified Documents or Instructions. The Trustee shall not manage, control, use, operate, lease, sell, dispose of or otherwise deal with the Trust Estate except (i) in accordance with the terms of this Trust Agreement, (ii) in accordance with the powers granted to, or the authority conferred upon, the Trustee pursuant to this Trust Agreement or (iii) in accordance with written instructions from the Depositor pursuant to Section 6.1.1 or 6.3 hereof. The Trustee shall not be required to take any action under this Trust Agreement unless the Trustee shall have been indemnified by the Depositor, in manner and form satisfactory to the Trustee, against any liability, cost or expense (including counsel fees and disbursements) which may be incurred in connection therewith; and if the Depositor shall have directed the Trustee to take any such action or refrain from taking any action, the Depositor agrees to furnish such indemnity as shall be required and, in addition, to pay the reasonable compensation of the Trustee for the services performed or to be performed by it pursuant to such direction. The Trustee shall not be required to take any action under this Trust Agreement if the Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to law. The Trustee shall be under no obligation to institute, conduct or defend any litigation, at the request, order or direction of the Beneficiaries or any other Person, unless such Beneficial Owners have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby, including such advances as the Trustee shall request.

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SECTION 6.7 Exculpatory Provisions. Any and all exculpatory provisions, immunities and indemnities in favor of the Trustee under this Trust Agreement shall inure to the benefit of the Trustee in its individual capacity or as a party to any agreement referred to herein or therein.

SECTION 6.8 Trustee Not Liable for Trust Estate. The recitals contained herein shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or of any related documents. The Trustee shall at no time have any responsibility or liability for or with respect to the genuineness, sufficiency or validity of the Trust Estate.

SECTION 6.9 Trustee May Own Beneficial Unit Interests or Common Stock. The Trustee in its individual or any other capacity may become the owner or pledgee of Beneficial Unit Interests or Common Stock of the Depositor and may deal with the Beneficiaries and the Depositor in banking transactions with the same rights as it would have if it were not the Trustee.

SECTION 6.10 Certain Rights of the Trustee. Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities law, the Employee Retirement Income Security Act, the Investment Company Act of 1940, any other applicable law, or the provisions of this Agreement. The Trustee shall have no duty or obligation to prepare or file any tax returns or other filings on behalf of the Trust, all of which shall be prepared or filed or be caused to be prepared or filed by the Depositor on behalf of the Trust. Except as expressly provided herein, the Trustee shall have no duty to (i) see to any recording or filing of any document, (ii) see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iii) to confirm or verify any financial statements or to inspect the Depositor’s books and records at any time.

ARTICLE VII

RESIGNATION AND REMOVAL OF TRUSTEE; APPOINTMENT OF SUCCESSORS; CO-TRUSTEE

SECTION 7.1 Resignation; Successor Trustee. The Trustee or any successor thereto may, with respect to the Trust, resign at any time without cause by giving at least 30 days’ prior written notice to the Depositor, such resignation to be effective upon the acceptance of appointment of a successor trustee as hereinafter provided. In addition, the Depositor may at any time with respect to the Trust Estate remove the Trustee without cause by an instrument in writing, delivered to the Trustee, such removal to be effective upon the acceptance of appointment by the successor trustee as hereinafter provided. In the case of the resignation or removal of the Trustee, the Depositor shall appoint, subject to Section 7.3 hereof, a successor Trustee or Trustees by an instrument signed by the Depositor. If the Depositor shall not have appointed a successor Trustee or Trustees within 30 days after such resignation or removal, the Trustee shall continue as Trustee and may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Depositor as above provided; any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee thereafter appointed by the Depositor.

A successor Trustee hereunder shall be deemed a Trustee for all purposes hereof, and each reference herein to the Trustee shall thereafter be deemed to include such successor.

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SECTION 7.2 Acceptance of Appointment. Any successor Trustee, whether appointed by a court, the Depositor or the Trustee, shall execute and deliver to its predecessor Trustee an instrument reasonably satisfactory to such predecessor Trustee accepting such appointment, and thereupon such successor Trustee, without further act, shall with respect to the Trust become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named as an Trustee herein; but nevertheless upon the written request of such successor Trustee such predecessor Trustee shall execute and deliver an instrument reasonably satisfactory to such successor Trustee transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee any property or monies then held by such predecessor Trustee upon the trusts herein expressed. Any successor Trustee shall execute and file an amendment to the certificate of trust of the Trust with the Delaware Secretary of State changing the name and business address in the State of Delaware of the Trustee.

SECTION 7.3 Qualification of Successor Trustee. Any successor to the Trustee, however appointed, shall be a bank or trust company organized under the laws of the United States or any jurisdiction thereof having a combined capital and surplus of at least $50,000,000 and shall satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act, provided, that there exists such an institution willing, able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms.

SECTION 7.4 Merger of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from or surviving any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which all or substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the terms of this Article, succeed to the Trustee’s position as Trustee under this Trust Agreement without any further act.

SECTION 7.5 Status of Successor Trustee. A successor Trustee shall have the same duties, powers and discretion conferred herein on the Trustee. A successor Trustee may accept the assets of the Trust Estate delivered to it by its predecessor Trustee as constituting the entire assets of the Trust Estate and shall not be required to take any action to determine what constitutes the Trust Estate or to obtain possession of any assets thereof or to investigate any acts, omissions or misconduct of its predecessor Trustee.

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SECTION 7.6 Co-Trustee. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate hereunder may at the time be located, the Trustee shall have power to appoint one or more Persons (who may be officers or affiliates of the Trustee) or institutions to act as co-Trustee, jointly with the Trustee or separately from the Trustee at the direct written instruction of the Depositor, in either case as required by applicable state law, of all or any part of the Trust Estate hereunder, or of any property constituting part thereof, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity as aforesaid, any property, title, right or power deemed necessary or desirable. All provisions of this Trust Agreement which are for the benefit of the Trustee shall extend to and apply to each co-Trustee appointed pursuant to the foregoing provisions of this Section.

ARTICLE VIII

DISSOLUTION AND TERMINATION OF AND AMENDMENT TO TRUST

SECTION 8.1 Dissolution of Trust; Termination of Trust Agreement. The Trust will dissolve upon the earlier of (i) the final disposition by the Trustee of all property constituting part of the Trust Estate or (ii) the time at which all property constituting part of the Trust Estate would otherwise escheat to any applicable governing body under any escheat laws that would otherwise apply to such property. Promptly upon dissolution of the Trust, and after the payment or the making of reasonable provision for the payment of any claims or obligations of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, the Trustee shall file, at the direction and expense of the Depositor, a certificate of cancellation with the Delaware Secretary of State and thereupon this Agreement (except for those provisions that expressly survive) and the Trust shall terminate.

SECTION 8.2 Supplements and Amendments to this Trust Agreement.

(a)      At any time and from time to time (i) the Trustee, together with the Depositor, may execute and deliver an amendment or a supplement to this Trust Agreement to the extent, but only to the extent, that it relates to the Trust for the purpose of adding provisions to or changing or eliminating provisions of this Trust Agreement and the Trust as specified in a written request of the Depositor and (ii) upon the written request of the Depositor, the Trustee shall enter into such written amendment of or supplement to any of the other documents referred to herein as the Depositor may agree to (to the extent such agreement is required) and as may be specified in such request, or execute and deliver such written waiver or modification of the terms of any such other document as may be specified in such request.

(b)      Prior to executing any document required to be executed by it pursuant to the terms of Section 8.2(a), the Trustee shall be entitled to receive an opinion of counsel to the effect that the execution of such document is authorized hereunder and (ii) an Officer’s Certificate of the Depositor to the effect that all conditions precedent to the execution of the amendment or supplement have been met. If, in the reasonable opinion of the Trustee, any such document adversely affects any right, duty, immunity or indemnity in favor of the Trustee hereunder, the Trustee may in its discretion decline to execute such document, unless the Trustee shall have been indemnified therefor by the Depositor in manner and form satisfactory to the Trustee.

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SECTION 8.3 Limitations on Rights of Others. Nothing in this Trust Agreement, whether express or implied, shall be construed to give to any Person other than the Trustee, the Beneficiaries and the Depositor any legal or equitable right, remedy or claim under or in respect of this Trust Agreement, any covenants, conditions or provisions contained herein or in the Trust Estate, all of which are and shall be construed to be for the sole and exclusive benefit of the Trustee, the Depositor and the Beneficiaries.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Entire Agreement. This Trust Agreement embodies the entire agreement and understanding between the Depositor and the Trustee relating to the subject matter hereof and of the Trust created pursuant hereto, and upon execution and delivery hereof, this Trust Agreement will supersede any prior agreements and understandings relating to the Trust created hereby.

SECTION 9.2 Notices. Except as otherwise set forth herein, all notices, consents and other communications relating to this Trust Agreement shall be given as follows:

(i)       if to the Depositor, at

SWK Holdings Corporation

14755 Preston Road, Suite 105

Dallas, TX 75254

Attention: Chief Executive Officer

Facsimile: (972) 687-7255

and

(ii)      if to the Trustee, at

or such other address, telephone or telecopy number or other destination as the Depositor or the Trustee may from time to time designate by notice given in accordance with the provisions of this Section 9.2.

SECTION 9.3 Governing Law. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

SECTION 9.4 Benefit of Parties, Successors and Assigns. This instrument shall be binding upon, and shall inure solely to the benefit of, the Beneficiaries and the parties hereto and their respective successors and assigns.

SECTION 9.5 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Trust Agreement and the establishment of the Trust.

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SECTION 9.6 Severability of Invalid Provisions. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction as to the Trust shall, as to the Trust and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive with respect to the Trust any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

SECTION 9.7 Effect of Waiver; Remedies Not Exclusive. Waiver of the breach of any provision hereunder shall not be deemed a waiver of any prior or subsequent breach of the same or any other provision hereof. Pursuit of any remedy with respect to the Trust shall not be deemed the waiver of any other remedy hereunder or at law or in equity.

SECTION 9.8 Representations and Warranties. The Depositor hereby represents and warrants to the Trustee, as of the date hereof, that:

(a)       Due Organization. The Depositor is a corporation duly organized and validly existing in good standing under the laws of Delaware, and has the power and authority to enter into and perform its obligations under this Trust Agreement.

(b)       Due Authorization. The execution, delivery and performance by the Depositor of this Trust Agreement has been duly authorized by all necessary action on the part of the Depositor and does not require the consent or approval of its stockholders or any trustee or holder of any of its indebtedness or other obligations, except such as have been duly obtained, given or accomplished.

(c)       Execution; Enforceability. This Trust Agreement has been duly executed and delivered by the Depositor and (assuming the due authorization, execution and delivery by the Trustee of this Trust Agreement) this Trust Agreement constitutes the Depositor’s legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy laws and laws affecting the rights of creditors generally.

(d)       No Violation; No Consent. Neither the Depositor nor the Trust is an “Investment Company” or a company controlled by an “Investment Company” required to register as such under the Investment Company Act of 1940, as amended and that the execution, delivery and performance of this Trust Agreement does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, license indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property.

SECTION 9.9 References to Agreements and Instruments. Except as otherwise indicated, all the agreements and instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms hereof and thereof.

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SECTION 9.10 Headings. The division of this Trust Agreement into articles and sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Trust Agreement.

SECTION 9.11 Counterpart Execution and Dating. This Trust Agreement and any amendment or supplement to this Trust Agreement may be executed in any number of counterparts and by the different parties hereto and thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Fully executed sets of counterparts shall be delivered to, and retained by, the parties hereto.

SECTION 9.12 Limitation on the Depositor’s and the Beneficiaries’ Liability. The Depositor shall not have any liability for the performance of this Trust Agreement except as expressly set forth herein. The Beneficiaries shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have each caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above set forth.

SWK HOLDINGS CORPORATION

By:
Name:
Title:

, as Trustee

By:
Name:
Title:

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Exhibit A

CERTIFICATE OF TRUST OF

SWK 20[ _] RIGHTS EXCHANGE TRUST

THIS Certificate of Trust of SWK 20[ ] Rights Exchange Trust (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

1.	Name. The name of the statutory trust formed hereby is SWK 20[_] Rights Exchange Trust.

2.	Delaware Trustee. The name and business address of the trustee of the Trust Trustee is ______________.

3.	Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

[ not in its individual capacity, but solely as Trustee

By:
Name:
Title:

Ex. A

Exhibit B

CERTIFICATION FOR TRANSFER OF RECORD OWNERSHIP OF SHARES OF SWK SOFTWARE, INC. COMMON STOCK ISSUED IN EXCHANGE FOR PREVIOUSLY OUTSTANDING RIGHTS

On [insert effective date of Exchange], each right previously outstanding under Amended and Restated Rights Agreement (the “Rights Agreement”) of SWK Holdings Corporation (the “Company”) was exchanged (the “Exchange”) at the close of business on that date for one share of the Company’s Common Stock (the “Common Stock”). The Exchange does not apply to rights formerly held by any Acquiring Person (defined below) at the time of the Exchange.

On [insert date of determination of Stock Acquisition Date by committee], a committee of the Company’s Board of Directors determined that [insert name of Acquiring Person] and their Affiliates and Associates, as such terms are defined in the Rights Agreement (collectively, the “Group”), became “Acquiring Persons” as of [insert Stock Acquisition Date]. As a result, rights held by members of the Group became null and void on that date and members of the Group are not eligible to participate in the Exchange. No other person or group has been determined to be an Acquiring Person. In order to receive shares of Common Stock in the Exchange, an eligible stockholder is required to certify that it is not an Acquiring Person.

Prior to [insert date of Initial Distribution], eligible stockholder certifications were to be provided to the Company’s Transfer Agent, [______________] (the “Transfer Agent”), for processing. On [insert date of Initial Distribution], the Transfer Agent transferred all shares that were not credited to the accounts of certifying stockholders to [Trustee.] The Company has appointed [Trustee] to serve as Trustee under a Trust Agreement dated [_____________], to hold these shares on behalf of eligible stockholders who did not received shares of Common Stock in the Exchange pursuant to the initial distribution by the Transfer Agent (each, a “Beneficiary” and collectively, the “Beneficiaries”), pending receipt of the required certification. For the avoidance of doubt, members of the Group are not Beneficiaries under the Trust Agreement.

To receive shares of Common Stock from the Trustee, an eligible stockholder must certify that it is not an Acquiring Person by completing this certification form in the space provided below.

The Rights Agreement defines an “Affiliate” and “Associate” as having the respective meanings ascribed to them in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on [insert Exchange Record Date], and to the extent not included within such definitions, any other person whose shares of Common Stock would be deemed constructively owned by such first person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of applicable income tax regulations under the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise aggregated with shares of Common Stock owned by such first person pursuant to the provisions of the Code, or any successor provision or replacement provisions; provided, however, that a person shall not be deemed to be the Affiliate or Associate of another person solely because either or both persons are or were directors of the Company.

Ex. B

* * To receive a distribution of shares to which your clients may be entitled,

please certify the representation set forth below * *

The undersigned hereby represents, warrants and certifies to [Trustee], as Trustee, that he/she/it (a) was the holder of record of the number of shares specified below as of the Close of Business (as defined in the Rights Agreement) on [insert Exchange Record Date] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is NOT, and does NOT hold shares on behalf of any beneficial owner that is, and was NOT, and does NOT hold shares on behalf of any beneficial owner that was, immediately prior to the declaration of the Exchange, an Acquiring Person (c) is a Beneficiary under the Trust Agreement and understands and acknowledges that upon distribution of the shares specified below he/she/it shall cease to be a Beneficiary under the Trust Agreement.

Ex. B

Name, address telephone and	Number of SWK Holding Corporation
email of Beneficiary	shares held by Beneficiary: __________

[Name]

[Address]

[Telephone]

[Email]

[Address for delivery of Shares if different from above]

[Tax ID Number/SSN]

Form of Shares: (choose one)

[Physical Certificate] or

[Book Entry (Statement)]

Signature

Printed Name

Date:

Ex. B

Exhibit C

CERTIFICATE OF EXCHANGE

To SWK 20[   ] Rights Exchange Trust (the “Trust”):

The undersigned hereby requests distribution of shares of common stock, par value $0.001 per share (the “Common Stock”), of SWK Holdings Corporation (the “Company”), distributable to the undersigned pursuant to the exchange declared on [insert Exchange Record Date] (the “Exchange”) pursuant to the terms of the Rights Agreement between the Company and Computershare Trust Company, N.A. (as amended and restated, the “Rights Agreement”). The undersigned further requests that certificates representing such shares of Common Stock be issued in the name of:

(Please print name and address)

The undersigned hereby certifies as of the date hereof that he/she/it (a) was the holder of record of that number of shares indicated above as of the Close of Business (as defined in the Rights Agreement) on [insert Exchange Record Date] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is a “Beneficiary” under the Trust Agreement, dated as of [      ], between the Company and [Trustee], as Trustee (the “Trust Agreement”), (c) is not, and immediately prior to the declaration of the Exchange was not, an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and (d) shall cease to be a Beneficiary of the Trust upon distribution of the shares identified herein.

Signature

Dated:

[Consider adding a NOTARY SIGNATURE BLOCK]

Ex. C

Exhibit D

CERTIFICATE OF EXCHANGE

To SWK 20[   ] Rights Exchange Trust (the “Trust”):

The undersigned hereby requests distribution of shares of common stock, par value $0.001 per share (the “Common Stock”), of SWK Holdings Corporation (the “Company”), distributable to the undersigned pursuant to the exchange declared on [insert Exchange Record Date] (the “Exchange”) pursuant to the terms of the Rights Agreement between the Company and Computershare Trust Company, N.A. (as amended and restated, the “Rights Agreement”). [The undersigned further requests that certificates representing such shares of Common Stock be issued in the name of:

(Please print name and address)

The undersigned hereby certifies as of the date hereof that he/she/it (a) was the beneficial owner of that number of shares indicated above as of the Close of Business (as defined in the Rights Agreement) on [insert Exchange Record Date] and is entitled to distribution of such number of shares pursuant to the Exchange, is a “Beneficiary” under the Trust Agreement, dated as of [      ], between the Company and [Trustee], as Trustee (the “Trust Agreement”), (c) is not, and immediately prior to the declaration of the Exchange was not, an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and (d) shall cease to be a Beneficiary of the Trust upon distribution of the shares identified herein.

Signature

Dated:

[consider adding a NOTARY SIGNATURE BLOCK]

Ex. D.

Exhibit E

IRREVOCABLE PROXY

The undersigned, acting solely in its capacity as trustee of the SWK 20[ ] Rights Exchange Trust (the “Trust”), which holds shares of common stock of SWK Holdings Corporation, a Delaware corporation (the “Company”), as of the date hereof, hereby irrevocably appoints the Secretary of the Company, any other designee of the Company’s Board of Directors, or any other person duly authorized to serve as proxy, as the sole and exclusive attorney-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of the Company that now are or hereafter may be owned of record by the Trust, and any and all other shares or securities of the Company issued or issuable, or exchanged or exchangeable, in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of the Trust Agreement, dated as of [      ] (as the same may be amended from time to time, the “Trust Agreement”), between the Company and [Trustee], a Delaware banking corporation, as trustee. This proxy is irrevocable and is coupled with an interest.

The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned to act as the undersigned’s attorney-in-fact and irrevocable proxy, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), subject to and in accordance with the terms of the Trust Agreement.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[WILMINGTON TRUST COMPANY], as Trustee of the 20[ ] SWK Rights Exchange Trust

Dated: [___________________]	By:
Name:
Title:

Ex. E